UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 8, 2013

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 10, 2013, Infinera Corporation (the “Company”) and Michael O. McCarthy III entered into a consulting agreement (the “Consulting Agreement”) in connection with Mr. McCarthy’s resignation as described more fully in Item 5.02 below. A copy of the Consulting Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    On April 8, 2013, Michael O. McCarthy III delivered his resignation from his position as Chief Legal and Administrative Officer and Corporate Secretary of the Company to be effective as of April 12, 2013 (the “Resignation Date”).

Pursuant to the Consulting Agreement, Mr. McCarthy shall serve as a consultant to the Company for a period commencing on April 15, 2013 and terminating on September 15, 2013 (the “Term”). The Term may be extended on a monthly basis upon the mutual written consent of the Company and Mr. McCarthy. The Company shall pay Mr. McCarthy ten thousand U.S. Dollars ($10,000) per month for his consulting services.

The Company has appointed Michael D. Breen, the Company’s current Deputy General Counsel, as interim General Counsel and Corporate Secretary, effective as of the Resignation Date. Mr. Breen is an industry veteran and has been with the Company since 2006. Prior to joining the Company, Mr. Breen was Assistant General Counsel with Ciena Corporation where he worked for six years.

The foregoing description is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

(e)    The information set forth above under Item 5.02(b) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Consulting Agreement between Michael O. McCarthy III and the Company dated April 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: April 11, 2013	By:	/s/ ITA M. BRENNAN
Ita M. Brennan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement between Michael O. McCarthy III and the Company dated April 10, 2013.